Exhibit (17)(a)

CARLYLE SECURED LENDING, INC. ONE VANDERBILT AVENUE, SUITE 3400 NEW YORK, NY 10017

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CGBD2025MERGER

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V60575-S05942	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

CARLYLE SECURED LENDING, INC.

	The Board of Directors recommends you vote FOR the following proposal:				For	Against	Abstain

1.

Merger Stock Issuance Proposal - To approve the issuance of shares of common stock, par value $0.01 per share, of Carlyle Secured Lending, Inc. (“CGBD”) to be issued pursuant to the Agreement and Plan of Merger, dated as of August 2, 2024, among Carlyle Secured Lending III, CGBD, Blue Fox Merger Sub, Inc., and, for the limited purposes set forth therein, CSL III Advisor, LLC and Carlyle Global Credit Investment Management L.L.C.

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YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

Please sign this proxy card exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for a Special Meeting of Stockholders to be held on March 26, 2025:

The Joint Proxy Statement/Information Statement/Prospectus are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING

FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE COMPANY AND TO YOU AS A COMPANY STOCKHOLDER.

PLEASE TAKE THE TIME TO READ THE JOINT PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS AND CAST YOUR PROXY VOTE TODAY!

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V60576-S05942

Carlyle Secured Lending, Inc.

PROXY IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 26, 2025

The undersigned stockholder of Carlyle Secured Lending, Inc. (the “Company”) acknowledges receipt of the Notice of a Special Meeting of Stockholders of the Company and the Joint Proxy Statement/Information Statement/Prospectus (the “Proxy Statement”) and hereby appoints Joshua Lefkowitz and Nelson Joseph, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/CGBD2025MERGER on March 26, 2025, at 9:00 a.m., Eastern Time, and at any postponements or adjournments thereof, as indicated on this proxy. The named proxies are also authorized to vote in their discretion on such other matters as may properly come before the Special Meeting of Stockholders or at any postponement(s) and adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND THE PROPOSAL (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAS BEEN APPROVED BY THE BOARD OF DIRECTORS AND RECOMMENDED FOR APPROVAL BY THE STOCKHOLDERS.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR AT ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO A PROPOSAL INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL.

PLEASE REFER TO THE COMPANY’S PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSAL.

Continued and to be signed on reverse side